UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________
FORM 8-K
  _______________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026
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UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)
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Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254-2494
(Address of principal executive offices and zip code)
(480) 530-3000
(Registrant’s telephone number, including area code)
  _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UEIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2026, Ramzi Ammari, Senior Vice President, Corporate Planning and Strategy of Universal Electronics Inc. (the “Company”), notified the Company of his decision to retire effective May 29, 2026. In connection therewith, the Company and Mr. Ammari entered into a letter agreement pursuant to which, in the event that Mr. Ammari’s employment with the Company is terminated without cause prior to May 29, 2026, he will be paid as a severance payment his current base salary from the date of termination through May 29, 2026, subject to his execution, delivery and non-revocation of the Company’s standard form of separation agreement and release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: March 18, 2026	By: /s/ Richard K. Carnifax
Richard K. Carnifax
Interim Chief Executive Officer
(Principal Executive Officer)

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